CERTIFICATE OF INCORPORATION

                                                          OF

                                                    ROSECAP, INC.

                                   Under Section 402 of the Business Corporation

                                             Law of the State of New York

The undersigned, for the purpose of forming a corporation under Section 402 of the Business Corporation Law of the State of New York, does hereby certify as follows:


                                                       ARTICLE I

                                                         NAME


The name of the Corporation is:                               Rosecap, Inc.


                                                      ARTICLE II

                                                       Purposes

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. This Corporation is not formed for the purpose of engaging in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.


                                                      ARTICLE III

                                                 Office of Corporation

The office of the Corporation is in the State of New York shall be located in the County of Suffolk County.


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                                                      ARTICLE IV

                                                     Capital Stock

The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 which shall have a par value of $.00l per share. All shares shall be designated as Common Stock. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Corporation's Common Stock.


                                                       ARTICLE V

                                                 Designation of Agent


The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is A. 0. Headman, Jr., Attorney at Law, 257 East 200 South, Suite 850, Salt Lake City, UT 84111.


                                                      ARTICLE VI

                                                   Certain Contracts


No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or committee, in good faith, authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or


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transaction is specifically approved in good faith by vote of the shareholders; or

3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                                      ARTICLE VII

                                                        Bylaws


The Board of Directors or the Shareholders shall have the power to make, adopt, amend, or repeal the Bylaws of the Corporation.

                                                     ARTICLE VIII

                                                    Indemnification


Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of -the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nob contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the


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Corporation  to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except- that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. To the  extent  that any person  referred  to in  paragraphs  1 and 2 of this
Article VIII has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including
attorneys'  fees)  actually  and  reasonably   incurred  by  him  in  connection
therewith.

4. Any indemnification under paragraphs 1 and 2 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article
VIII. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he- is entitled to be indemnified by the Corporation as provided in this Article VIII.

6. The  indemnification  provided  by this  Article  VIII  shall  not be  deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or



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otherwise,  both as to  action  in his  official  capacity  and as to  action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

8. For the purposes of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                                      ARTICLE IX

                                                       Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

The undersigned, for the purpose of forming a corporation under the laws of the State of New York, does make, file, and record this Certificate, and does affirm that the facts stated herein are true under penalty of perjury; and has executed this Certificate of Incorporation this 1st day of August, 1990.

_________________________                                236 Birchwood Road
Charles Rose                                             Medford, NY 11763


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                                                           11


                   CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                                                        OF

                                                   ROSECAP, INC.

                      (Pursuant to Section 805 of the Business Corporation Law)

                                             -------------------------


It is hereby certified that:

         FIRST: The name of the corporation is Rosecap, Inc.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on August 24, 1990.

THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

         To change the name of the corporation.

FOURTH: To accomplish the foregoing amendment Article First of the certificate of incorporation of the corporation, relating to the name of the corporation is hereby amended to read as follows:

         The name of the corporation is Westbury Metals Group, Inc.

         FIFTH: The foregoing amendment of the certificate of incorporation of the corporation was authorized by the vote at a meeting of the Board of Directors of the corporation, followed by the vote of the holders of a least "a majority" of all of the outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Executed on this 18th day of June, 1998

                                    ----------------------------------------
                                           Mandel Sherman, President


                                    ---------------------------------------
                                           David W. Sass, Secretary